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                                   TERM SHEET
                               OPERATING AGREEMENT
                          DOBSON CELLULAR / AWS WIRELESS

AT&T Wireless Services, Inc., ("AWS") and Dobson Communications Corporation ("DCC") agree in principle to enter into an Operating Agreement pursuant to which AWS and DCC will agree to the following:

TECHNOLOGY

1. DCC agrees to deploy and maintain the latest version of IS-136 technology as follows:

     Within 12 months of the execution of the Operating Agreement, DCC will deploy IS-136 technology in the following markets; Enid, OK, Cumberland, MD, Hagerstown, MD, MSA markets, as well as the, TX-2, OK-2, OK-7, MD-2, MD-3 RSA markets. IS-136 technology will also be deployed in CA-4 and TX-16 RSA's contingent upon closing of the pending acquisition of these markets by DCC.

Deployment of IS-136 and the applicability of this Operating Agreement in all future acquired markets by DCC will be mutually determined on a market by market basis.

2) DCC agrees, to the extent commercially feasible, to comply with the most current standards and core features of the AWS IS-136 network to assure consistent quality and performance.

3) AWS shall consider allowing DCC to broadcast it's system identification number on a market by market basis, thereby eliminating the roaming indicator when subscribers roam into our respective markets.

4) DCC will offer AWS long distance as its exclusive long distance service in all markets identified above through this provider agreement, subject to the negotiation of acceptable market based rates.

5) DCC agrees to build and operate its cellular systems to P.02 standards with respect to call blocking and dropped calls. It also agrees to meet the Direct Measures of Quality (DMOQ) standards which will be a part of the Operating Agreement.

6) DCC agrees to use commercially reasonable efforts to deploy fraud defense technology compatible with AWS's fraud defense technology, including Authentication and Real Time Visibility to AWS roaming customers.

7) AWS will provide DCC with and DCC will meet, system interoperability specifications to ensure system interoperability between the AWS and DCC networks.

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MARKETING

1) AWS will work with the AT&T Corporate Brand Committee in an effort to allow DCC to use the AWS name and logo on a tag line basis subject to a mutually agreeable brand use agreement. Such agreement will be made only after final AT&T corporate approval.

2)   DCC agrees to participate in the AWS National Account Program.

3) AWS agrees to allow DCC to actively market to those accounts identified as national accounts within the DCC properties and to represent itself as a member of the AWS National Account Program.

INTERCARRIER ROAMER SERVICE AGREEMENT

1)   AWS and DCC will enter into a 5 year roaming agreement.

2) Roaming rates between the markets will remain at the rate agreed to at the time of closing for a period of twelve months.

3) On a market by market basis, after completion of twelve continuous months of DCC control, the wholesale rate for the next twelve months and each twelve month period going forward throughout the term of the agreement will be adjusted in accordance with the following adjustment formula:

(OUTCOLLECT REVENUE FOR THE PRIOR TWELVE MONTH PERIOD * 1.2) * (Current rate per minute) (Outcollect revenue for the most recent twelve month period)

                              = New Per Minute Rate

Note: The new rate per minute, once earned, shall not be increased throughout the term of this Agreement.

4) Notwithstanding the above, to the extent DCC obtains ownership control of the TX-16 market, the roaming rates between the parties shall be: 1998:
     DCC shall charge AWS $.50 per minute, AWS shall charge DCC $.35 per minute. 1999: DCC and AWS shall reciprocally charge $.35 per minute. Remaining term of this Agreement: Formula per #3 above.

5) DCC and AWS agree that the following per minute toll rates will be charged when customers are roaming between markets:

     Term of the Agreement; The actual AWS average retail rates charged to AWS customers roaming into DCC markets, as calculated on a national basis but not less

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than $.15 per minute for the years 1998-2000, $.12 per minute for the year
2001 and $.10 per minute for the remaining term of the Agreement.

DCC and AWS agree to offer a toll free calling area within their respective cellular areas which reasonably approximates, or is larger than, the toll free area offered by the landline telephony company in the area.

5) DCC agrees to join and remain a member of the NACN or its successor entity.

CUSTOMER SERVICE

1) DCC will provide twenty-four (24) hour customer service in its cellular properties.

2) DCC will maintain a 80% service level for all subscribers. 80% of all subscribers will be handled within 20 seconds and less than 5% will be abandoned. DCC will agree to provide home customer care routing to AWS subscribers if requested.

3) The parties agree to route 611 customer care calls back to their respective home carrier when customers are roaming in each other's markets.

MARKET EXCLUSIVITY

1) AWS agrees to use DCC as the primary roaming partner for AWS cellular and PCS subscribers when roaming in the following specific DCC markets:

Enid, OK, OK-2, CA-4, TX-16, and MD-2, MD-3 Cumberland, MD, and Hagerstown, MD. [Note: The primary roaming status for the Maryland properties is subject to approval by other parties.]

NON-BINDING NATURE OF TERM SHEET

This term sheet is for discussion purposes only and shall not constitute an agreement by or among any of the parties mentioned herein. Any agreement between or among any of the parties is subject to final review and approval by the respective parties' corporations and appropriate committees thereof. No party is entitled to rely on this Term Sheet or these negotiations in any way until a final definitive document has been signed and approved.


AT&T Wireless Services, Inc.            Dobson Communications Corporation


By: /s/ Don Adams                       By: /s/ Everett Dobson
   ----------------------------            ----------------------------
Name: Don Adams                         Name: Everett Dobson
     --------------------------              --------------------------
Title: Vice President Carrier           Title: CEO/President
       Relations